DISTRIBUTION AGREEMENT

        Agreement made this 1st day of October, 2001 by and between The Royce Fund, a Delaware business trust (the "Fund"), and Royce Fund Services, Inc., a New York corporation (the "Distributor").

        WHEREAS, the Fund is or will be engaged in business as an open-end management investment company and is or will be so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, the Fund is authorized to issue its shares of beneficial interest in one or more series (the "Shares").

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is hereby agreed by and between the parties hereto as follows:

        1.     Appointment of Distributor. The Fund hereby appoints the Distributor to act as distributor of each series of the Shares for the period and on the terms herein set forth. The Distributor accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

        2.     Services Provided by Distributor. The Distributor shall promote the sale and/or continued holding of each series of the Shares directly and through non-affiliated broker-dealers, investment advisers and others.

        3.     Compensation and Expenses.

                 (a)     The Distributor shall receive, as compensation for its services hereunder in respect of each series of the Shares, such fees and other compensation as may be payable to it out of the assets of such series and/or by the shareholders thereof under the Fund's Distribution Plan pursuant to Rule 12b-1 under the 1940 Act.

                 (b)     The Distributor shall, for each series of the Shares, pay sales commissions and other fees to those brokers-dealers, investment advisers and others who have introduced investors to such series or the Fund or its predecessor (which commissions and other fees may or may not be the same amounts as or otherwise comparable to the compensation payable to the Distributor); pay the costs of prepaying, printing and distributing any advertising or sales literature and the cost of printing and mailing the Fund's prospectus to persons other than shareholders of the Fund; and pay all other expenses incurred by it in promoting the sale and/or continued holding of such series and in rendering services under this Agreement (except such expenses as are specifically undertaken herein by the Fund). The Fund shall, for each of its portfolio series, bear all of its other expenses, including, but no t limited to, (i) preparation of its reports, proxies and prospectuses and printing and distributing reports, proxies and prospectuses and other communications to its shareholders; (ii) registration of the Shares of such series with the Securities and Exchange Commission; (iii) registration of such Shares for sale in jurisdictions designated by the Distributor; and (iv) qualification of the Fund as a dealer or broker under the laws of jurisdictions designated by the Distributor.

        4.     Duration and Termination. This Agreement shall become effective as of October 1, 2001. Unless terminated as to a series of the Shares as herein provided, this Agreement shall remain in full force and effect until June 30, 2002, and shall continue in full force and effect for periods of one year thereafter with respect to each series of the Shares, so long as such continuance is approved at least annually (a) by either the Trustees of the Fund or by the vote of a majority of the outstanding "voting securities" (as defined in the 1940 Act) of such series and (b) in either event, by the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party and who have no direct or indirect financial interest in this Agreement or in the operation of the Fund's Distribution Plan pursuant to Rule 12b-1 under the 1940 Act or in any other agre ement related thereto, cast in person at a meeting called for the purpose of voting on such approval.

        This Agreement shall automatically terminate in the event of its "assignment" (as such term is defined for purposes of Section 15(b)(2) of the 1940 Act) and may be terminated as to any series of the Shares at any time without the payment of any penalty by the Fund or by the Distributor on sixty (60) days' written notice to the other party. The Fund may effect such termination by a vote of (a) a majority of the Trustees of the Fund, (b) a majority of such Trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in this Agreement or in any other agreement related to the Fund's Distribution Plan pursuant to Rule 12b-1 under the 1940 Act or (c) a majority of the outstanding voting securities of such series.

        Notwithstanding any termination of this Agreement, the provisions of Paragraph 9 of this Agreement shall remain in full force and effect, and the Distributor shall remain entitled to the benefits thereof.

        5.     Services Not Exclusive. The services of the Distributor to the Fund under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

        6.     Reports. The Distributor shall prepare reports for the Trustees of the Fund on a quarterly basis, showing such information as from time to time shall be reasonably requested by the Trustees.

        7.     Distributor not an Agent. The Distributor shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

        8.     Use of Statements. In connection with any distribution activities pursuant to this Agreement, the Distributor agrees that it shall not use or distribute or authorize the use or distribution of any statements other than those contained or incorporated in the Fund's current prospectus or in such supplemental literature or advertising as may be authorized by the Fund.

        9.     Protection of the Distributor. The Distributor shall not be liable to the Fund or to any series thereof for any action taken or omitted to be taken by the Distributor in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an underwriter of the Shares, and the Fund or each portfolio series thereof involved, as the case may be; shall indemnify the Distributor and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Distributor in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or any series thereof or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by the Distribut or in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an underwriter of the Shares. Notwithstanding the preceding sentences of this Paragraph 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Distributor against, or entitle or be deemed to entitle the Distributor to indemnification in respect of, any liability to the Fund or to any portfolio series thereof or its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its duties and obligations under this Agreement.

        Determinations of whether and the extent to which the Distributor is entitled to indemnification hereunder shall be made by reasonable and fair means, including (a) a final decision on the merits by a court or other body before whom the action, suit or other proceeding was brought that the Distributor was not liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Distributor was not liable by reason of such misconduct by (a) the vote of a majority of a quorum of the Trustees of the Fund who are neither "interested persons" of the Fund (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the action, suit or other proceeding or (b) an independent legal counsel in a written opinion.

        10.     Miscellaneous.

                 (a)     This Agreement shall be construed in accordance with the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Securities Exchange Act of 1934, as amended, or any rule or order of the Securities and Exchange Commission thereunder.

                 (b)     The captions of this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                (c)     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

                 (d)     Notice is hereby given that this Agreement is entered into on the Fund's behalf by an officer of the Fund in his capacity as an officer and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Fund's Trustees, officers, employees, agents or shareholders individually but are binding only upon the assets and property of the Fund.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

THE ROYCE FUND

By:	/s/ Charles M. Royce
Charles M. Royce

ROYCE FUND SERVICES, INC.

By:	/s/ Charles M. Royce
Charles M. Royce

DISTRIBUTION FEE AGREEMENT

FOR

ROYCE LOW-PRICED STOCK FUND

(INVESTMENT CLASS)

        The Royce Fund, a Delaware business trust (the "Trust"), and Royce Fund Services, Inc., a New York corporation ("RFS"), hereby agree that as compensation for RFS's services and for the expenses payable by RFS under the Distribution Agreement made October 1, 2001 by and between the parties hereto, RFS shall receive, for and from the assets of the Investment Class of Royce Low-Priced Stock Fund, a series of the Trust, a fee, payable monthly, equal to .25% per annum of the Royce Low-Priced Stock Fund - Investment Class' average net assets.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the 1st day of October, 2001.

THE ROYCE FUND

By:	/s/ Charles M. Royce
Charles M. Royce
President

ROYCE FUND SERVICES, INC.

By:	/s/ Charles M. Royce
Charles M. Royce
Secretary

[ROYCE FUND SERVICES, INC. Letterhead]

October 1, 2001

The Royce Fund
1414 Avenue of the Americas
New York, NY 10019

Re: Distribution Fee Waiver - Royce Low-Priced Stock Fund (Investment Class)

Gentlemen:

        Reference is made to the Distribution Fee Agreement dated as of October 1, 2001 (the "Agreement") by and between The Royce Fund (the "Fund") on behalf of Royce Low-Priced Stock Fund's Investment Class of shares and Royce Fund Services, Inc. (the "Distributor").

        Notwithstanding the provisions of the Agreement, the Distributor hereby waives compensation for services provided by it under the Agreement for the calendar year ending December 31, 2001. This Waiver will also be effective for the calendar year or years ending after December 31, 2001, unless the Distributor notifies the Fund in writing at least 10 days prior to the end of the then current calendar year that this Waiver will cease to be effective for the next and any and all subsequent calendar years.

Very truly yours,

ROYCE FUND SERVICES, INC.

By:	/s/ Charles M. Royce
Charles M. Royce
Secretary
ACCEPTED
THE ROYCE FUND

By: /s/ Charles M. Royce
Charles M. Royce
President

DISTRIBUTION FEE AGREEMENT

FOR

ROYCE TRUST & GIFTSHARES FUND

(INVESTMENT CLASS)

        The Royce Fund, a Delaware business trust (the "Trust"), and Royce Fund Services, Inc., a New York corporation ("RFS"), hereby agree that as compensation for RFS's services and for the expenses payable by RFS under the Distribution Agreement made October 1, 2001 by and between the parties hereto, RFS shall receive, for and from the assets of the Investment Class of Royce Trust & GiftShares Fund, a series of the Trust, a fee, payable monthly, equal to .25% per annum of the Royce Trust & GiftShares Fund - Investment Class' average net assets.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the 1st day of October, 2001.

THE ROYCE FUND

By:	/s/ Charles M. Royce
Charles M. Royce
President

ROYCE FUND SERVICES, INC.

By:	/s/ Charles M. Royce
Charles M. Royce
Secretary

[ROYCE FUND SERVICES, INC. Letterhead]

October 1, 2001

The Royce Fund
1414 Avenue of the Americas
New York, NY 10019

Re: Distribution Fee Waiver - Royce Trust & GiftShares Fund (Investment Class)

Gentlemen:

        Reference is made to the Distribution Fee Agreement dated as of October 1, 2001 (the "Agreement") by and between The Royce Fund (the "Fund") on behalf of Royce Trust & GiftShares Fund's Investment Class of shares and Royce Fund Services, Inc. (the "Distributor").

        Notwithstanding the provisions of the Agreement, the Distributor hereby waives compensation for services provided by it under the Agreement for the calendar year ending December 31, 2001. This Waiver will also be effective for the calendar year or years ending after December 31, 2001, unless the Distributor notifies the Fund in writing at least 10 days prior to the end of the then current calendar year that this Waiver will cease to be effective for the next and any and all subsequent calendar years.

Very truly yours,

ROYCE FUND SERVICES, INC.

By:	/s/ Charles M. Royce
Charles M. Royce
Secretary
ACCEPTED
THE ROYCE FUND

By: /s/ Charles M. Royce
Charles M. Royce
President

DISTRIBUTION FEE AGREEMENT

FOR

ROYCE VALUE FUND

(INVESTMENT CLASS)

        The Royce Fund, a Delaware business trust (the "Trust"), and Royce Fund Services, Inc., a New York corporation ("RFS"), hereby agree that as compensation for RFS's services and for the expenses payable by RFS under the Distribution Agreement made October 1, 2001 by and between the parties hereto, RFS shall receive, for and from the assets of the Investment Class of Royce Value Fund, a series of the Trust (the "Investment Class"), a fee, payable monthly, equal to .25% per annum of the Investment Class' average net assets.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the 1st day of October, 2001.

THE ROYCE FUND

By:	/s/ Charles M. Royce
Charles M. Royce
President

ROYCE FUND SERVICES, INC.

By:	/s/ Charles M. Royce
Charles M. Royce
Secretary

DISTRIBUTION FEE AGREEMENT

FOR

ROYCE VALUE PLUS FUND

(INVESTMENT CLASS)

        The Royce Fund, a Delaware business trust (the "Trust"), and Royce Fund Services, Inc., a New York corporation ("RFS"), hereby agree that as compensation for RFS's services and for the expenses payable by RFS under the Distribution Agreement made October 1, 2001 by and between the parties hereto, RFS shall receive, for and from the assets of the Investment Class of Royce Value Plus Fund, a series of the Trust (the "Investment Class"), a fee, payable monthly, equal to .25% per annum of the Investment Class' average net assets.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the 1st day of October, 2001.

THE ROYCE FUND

By:	/s/ Charles M. Royce
Charles M. Royce
President

ROYCE FUND SERVICES, INC.

By:	/s/ Charles M. Royce
Charles M. Royce
Secretary

DISTRIBUTION FEE AGREEMENT

FOR

ROYCE OPPORTUNITY FUND

(INSTITUTIONAL SERVICE CLASS)

        The Royce Fund, a Delaware business trust (the "Trust"), and Royce Fund Services, Inc., a New York corporation ("RFS"), hereby agree that as compensation for RFS's services and for the expenses payable by RFS under the Distribution Agreement made October 1, 2001 by and between the parties hereto, RFS shall receive, for and from the assets of the Institutional Service Class of Royce Opportunity Fund (the "Institutional Service Class"), a series of the Trust, a fee, payable monthly, equal to 0.25% per annum of the Institutional Service Class' average net assets.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the 1st day of October, 2001.

THE ROYCE FUND

By:	/s/ Charles M. Royce
Charles M. Royce
President

ROYCE FUND SERVICES, INC.

By:	/s/ Charles M. Royce
Charles M. Royce
Secretary

DISTRIBUTION FEE AGREEMENT

FOR

PENNSYLVANIA MUTUAL FUND

(CONSULTANT CLASS)

        The Royce Fund, a Delaware business trust (the "Trust"), and Royce Fund Services, Inc., a New York corporation ("RFS"), hereby agree that as compensation for RFS' services and for the expenses payable by RFS under the Distribution Agreement made October 1, 2001 by and between the parties hereto, RFS shall receive, for and from the assets of the Consultant Class of Pennsylvania Mutual Fund, a series of the Trust (the "Consultant Class"), a fee, payable monthly, equal to 1.00% per annum of the Consultant Class' average net assets.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the 15th day of October, 2001.

THE ROYCE FUND

By:	/s/ Charles M. Royce
Charles M. Royce
President

ROYCE FUND SERVICES, INC.

By:	/s/ Charles M. Royce
Charles M. Royce
Secretary

DISTRIBUTION FEE AGREEMENT

FOR

ROYCE MICRO-CAP FUND

(CONSULTANT CLASS)

        The Royce Fund, a Delaware business trust (the "Trust"), and Royce Fund Services, Inc., a New York corporation ("RFS"), hereby agree that as compensation for RFS' services and for the expenses payable by RFS under the Distribution Agreement made October 1, 2001 by and between the parties hereto, RFS shall receive, for and from the assets of the Consultant Class of Royce Micro-Cap Fund, a series of the Trust (the "Consultant Class"), a fee, payable monthly, equal to 1.00% per annum of the Consultant Class' average net assets.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the 15th day of October, 2001.

THE ROYCE FUND

By:	/s/ Charles M. Royce
Charles M. Royce
President

ROYCE FUND SERVICES, INC.

By:	/s/ Charles M. Royce
Charles M. Royce
Secretary

DISTRIBUTION FEE AGREEMENT

FOR

ROYCE TOTAL RETURN FUND

(CONSULTANT CLASS)

        The Royce Fund, a Delaware business trust (the "Trust"), and Royce Fund Services, Inc., a New York corporation ("RFS"), hereby agree that as compensation for RFS' services and for the expenses payable by RFS under the Distribution Agreement made October 1, 2001 by and between the parties hereto, RFS shall receive, for and from the assets of the Consultant Class of Royce Total Return Fund, a series of the Trust (the "Consultant Class"), a fee, payable monthly, equal to 1.00% per annum of the Consultant Class' average net assets.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the 15th day of October, 2001.

THE ROYCE FUND

By:	/s/ Charles M. Royce
Charles M. Royce
President

ROYCE FUND SERVICES, INC.

By:	/s/ Charles M. Royce
Charles M. Royce
Secretary

DISTRIBUTION FEE AGREEMENT

FOR

ROYCE TRUST & GIFTSHARES FUND

(CONSULTANT CLASS)

        The Royce Fund, a Delaware business trust (the "Trust"), and Royce Fund Services, Inc., a New York corporation ("RFS"), hereby agree that as compensation for RFS' services and for the expenses payable by RFS under the Distribution Agreement made October 1, 2001 by and between the parties hereto, RFS shall receive, for and from the assets of the Consultant Class of Royce Trust & GiftShares Fund, a series of the Trust (the "Consultant Class"), a fee, payable monthly, equal to 1.00% per annum of the Consultant Class' average net assets.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the 15th day of October, 2001.

THE ROYCE FUND

By:	/s/ Charles M. Royce
Charles M. Royce
President

ROYCE FUND SERVICES, INC.

By:	/s/ Charles M. Royce
Charles M. Royce
Secretary

DISTRIBUTION FEE AGREEMENT

FOR

ROYCE TRUST & GIFTSHARES FUND

(CONSULTANT B CLASS)

        The Royce Fund, a Delaware business trust (the "Trust"), and Royce Fund Services, Inc., a New York corporation ("RFS"), hereby agree that as compensation for RFS' services and for the expenses payable by RFS under the Distribution Agreement made October 1, 2001 by and between the parties hereto, RFS shall receive, for and from the assets of the Consultant B Class of Royce Trust & GiftShares Fund, a series of the Trust (the "Consultant B Class"), a fee, payable monthly, equal to 1.00% per annum of the Consultant B Class' average net assets and a declining contingent deferred sales charge for shares that are redeemed within approximately six years after purchase. The contingent deferred sales charge is a percentage of the purchase price of the shares being redeemed and declines in amount as follows:

Years after purchase	0-1	1-2	2-3	3-4	4-5	5-6
Contingent Deferred Sales Charge	5.00%	4.50%	4.00%	3.50%	2.50%	1.50%

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the 15th day of October, 2001.

THE ROYCE FUND

By:	/s/ Charles M. Royce
Charles M. Royce
President

ROYCE FUND SERVICES, INC.

By:	/s/ Charles M. Royce
Charles M. Royce
Secretary